Exhibit B


                                  GENERATING STATION

                                 OPERATING AGREEMENT

                                        among

                         JERSEY CENTRAL POWER & LIGHT COMPANY

                                         and

                             METROPOLITAN EDISON COMPANY

                                         and

                            PENNSYLVANIA ELECTRIC COMPANY

                                         and

                              GPU GENERATION CORPORATION


             This  AGREEMENT made  and  entered  into  this  _____  day  of

          ___________, 1996  by  and among  Jersey  Central Power  &  Light

          Company  ("JCP&L"),  Metropolitan   Edison  Company   ("Met-Ed"),

          Pennsylvania  Electric Company  ("Penelec")  and  GPU  Generation

          Corporation ("GPUGC").





                                 W I T N E S S E T H:



             WHEREAS,  JCP&L, Met-Ed, Penelec and GPUGC are  each a wholly-

          owned subsidiary of General Public Utilities Corporation ("GPU"),

          a  registered holding  company under  the Public  Utility Holding

          Company Act of 1935 (the "1935 Act"); and












             WHEREAS,  JCP&L,  Met-Ed and Penelec (hereinafter referred  to collectively  as "Owners"  and individually  as an  "Owner") each owns  and operates  certain fossil  fuel, hydro-electric  (1) and pumped storage  generation  stations, plants  and  other  related generation facilities and may, in the future, own additional such facilities,  which  are  set  forth and  generally  described  on

          Schedule  1 hereto,  as it  may from  time  to time  be hereafter amended  or supplemented without the necessity of an amendment to

          this   Agreement  (individually   a   "Generation  Facility"   or

          collectively, the "Generation Facilities"); and



             WHEREAS,  Penelec  and JCP&L each  has heretofore entered into agreements  with other  utilities under  which it  has  agreed to operate  and maintain  certain  fossil  fuel,  hydro-electric  or pumped storage (non-nuclear) generation facilities for the mutual benefit  of  the  co-owners,  as  the  same  may  be  amended  or

          supplemented   from   time  to   time   (such   agreements  being

          collectively called, the "Joint Operating Agreements"); and







          ________________________

          (1)   One such hydro-electric generation station,  York Haven, is owned by York  Haven Power Company ("YHP"),  a wholly-owned

                subsidiary of Met-Ed.   This Agreement is executed by  Met-

                Ed on its own behalf and on behalf of YHP.










             WHEREAS,  each   Owner  believes   that  in   order  to   more

          efficiently  and   economically   provide  for   the   operation,

          maintenance,  repair,   and  rehabilitation  of   its  respective

          Generation Facilities and  of the facilities subject to the Joint

          Operating  Agreements,  and  for   the  construction  of  new  or

          additional generation facilities on its behalf if, in the future,

          it  deems that it is necessary or  appropriate to do so, all such activities  should be  conducted and  coordinated on  the Owners'

          behalf by a single, separate organization; and



             WHEREAS,   each Owner now desires  that GPUGC,  which has been

          organized   for   such   purposes,   undertake   the   operation,

          maintenance,   repair  and   rehabilitation  of   its  Generation

          Facilities, provide for the construction of any new or additional non-nuclear generation  facilities which an Owner  may request in the future, and assume the obligations of Penelec and JCP&L under the Joint  Operating  Agreements, subject  in  each case  to  the receipt of any necessary regulatory approvals and the consents or agreements of the owners  of the facilities subject to  the Joint

          Operating Agreements.



             NOW  THEREFORE,  in  consideration  of  these   premises,  the

          parties,  intending  to  be  legally bound,  do  hereby  agree as follows:





                                      ARTICLE 1

                               Services to be Provided






          1.1   GPUGC, consistent  with such written  guidelines as may  be jointly developed  with the  Owners, shall  provide and  be responsible for  (i) the operation  and maintenance of  the

                Generation  Facilities in  a safe  and  reliable manner  in

                accordance  with  all  applicable  licenses,  permits   and

                requirements  of   federal,  state  and  local   regulatory

                agencies,  (ii) the  generation of power  and energy at the

                Generation Facilities  to the credit of and for the benefit

                of  the   Owner  of  each   such  Generation  Facility   as

                economically  as   is  reasonably  practicable,  (iii)  the

                repair  and rehabilitation of  the Generation Facilities as may,  from  time  to time,  be  necessary,  appropriate  or reasonably practicable  and advisable  and (iv)  as and  to

                the   extent  deemed  by  an   Owner  to  be  necessary  or

                appropriate,  the construction  of new  or additional  non-

                nuclear generation  facilities for  such Owner. GPUGC  also shall make such  further modifications of and  additions to and retirements from the Generation Facilities  as shall be consistent  with  such operation,  maintenance,  repair and

                rehabilitation.   Such  services  and  construction may  be

                provided by GPUGC  through its own personnel or in part, by others under contractual or  other arrangements,  including the use  of an  Owner's personnel  under the  direction and supervision of GPUGC.



          1.2   In furtherance  of  the  foregoing, each  Owner  authorizes

                GPUGC, among other things, to:








             (a)   Select, hire,  control  and  discharge  personnel,  who,

                   unless otherwise  agreed, shall  be employees solely  of

                   GPUGC,   and   select  and   retain   the  services   of

                   contractors and consultants.

             (b)   As  and  when  requested by  an  Owner, arrange  for the

                   procurement, on behalf of such Owner, of  requisite fuel

                   for such  Owner's  Generation  Facilities  and  for  the

                   transportation and storage thereof.

             (c)   Arrange  for the  purchase on  behalf of  each Owner  of

                   repair,    modification,    rehabilitation,   operation,

                   maintenance  and  construction materials,  services  and

                   supplies  as  necessary  for  such   Owner's  Generation

                   Facilities.

             (d)   Design, construct, startup and  test 1) modifications of

                   and additions  to the Generation  Facilities and 2)  new

                   or  additional  non-nuclear  generation  facilities  for

                   each  Owner upon such Owner's request.

             (e)   Determine, establish  and maintain  inventory levels  of

                   material, supplies, parts and equipment for each  of the

                   Generation Facilities.

             (f)   Keep   each  Owner  informed  in   a  reasonable  manner

                   concerning    repair,    modification,   rehabilitation,

                   operation and  maintenance activities  and additions  to

                   and    retirements   from    such   Owner's   Generation

                   Facilities.

             (g)   Prepare,  or  arrange  for  the  preparation  of  annual

                   budgets  and  forecasts  of  operation  and  maintenance

                   expenses, including budgets and  forecasts for the costs






                   of  repair,  modification  and  rehabilitation,  capital

                   expenditures   and   plant   retirements   relating   to

                   Generation  Facilities, in  accordance with  normal  and

                   customary procedures, to be submitted to each  Owner for

                   approval  with  respect  to  its Generation  Facilities.

                   The approval  of such budgets  shall be required  before

                   action may  be  taken  thereunder,  provided  that  work

                   required  to prevent hazardous conditions or substantial

                   reduction in generation may be undertaken prior  to such

                   approval with prompt notification thereof given to  each

                   Owner.   Such  budgets and  forecasts shall  be  revised

                   from  time  to  time  to  reflect  material  changes  in

                   circumstances.

             (h)   Perform any  services and  take any action on  behalf of

                   an   Owner,  related   to  the   repair,   modification,

                   rehabilitation,    operation,   maintenance,   renewals,

                   replacements,  additions  and retirements  pertaining to

                   the   Generation  Facilities  as  may  be  necessary  or

                   appropriate to  comply  with  any  applicable  statutes,

                   rules,  regulations, guidelines or similar criteria, and

                   any  provisions or  conditions of  construction  permits

                   and   operating   licenses  or   similar  authorizations

                   granted or that  may be hereafter granted in  connection

                   with  the  Generation Facilities  and  as such  permits,

                   licenses  or  other   authorizations  may  hereafter  or

                   thereafter be amended.

             (i)   In its  capacity as operator of  each of the  Generation

                   Facilities and as  agent for the Owner thereof,  provide






                   communications to, and  receive communications from, any

                   governmental  agency having jurisdiction with respect to

                   any    aspect    of    the    operation,    maintenance,

                   rehabilitation,   repair   and  modification   of   such

                   Generation Facility  and, in  such capacities, represent

                   (or engage others to represent) each Owner  with respect

                   thereto.

             (j)   Perform or,  if deemed desirable  by GPUGC, contract  on

                   behalf  of  each Owner  with  others,  for  the  repair,

                   modification, rehabilitation,  maintenance, renewal  and

                   replacement required  to place,  keep and  maintain such

                   Owner's  Generation  Facilities in  good  and  efficient

                   operating condition, to  protect the properties on which

                   such  Generation  Facilities  are  located,  to  conduct

                   research  and development  with respect  to  non-nuclear

                   generation  and   to  disburse   or  receive  funds   in

                   connection therewith.  Such work and contracts  relating

                   thereto shall be  subject to normal and customary  GPUGC

                   review and approval procedures.

             (k)   Perform   any  additional  services  pertaining  to  the

                   Generation  Facilities to  which each  respective  Owner

                   and GPUGC shall have mutually agreed.

             (l)   Arrange  for  1) the  maintenance,  in  accordance  with

                   normal  and  customary accounting  procedures,  of  such

                   necessary  books   of  record,  books   of  account  and

                   memoranda of  all transactions and  2) the provision  of

                   such reports to the Owners with respect thereto  as each

                   Owner  shall  desire to  meet  its  own  accounting  and






                   statistical   requirements  and   to   conform   to  the

                   applicable  lawful  rules, regulations  and requirements

                   of  all regulatory bodies  having jurisdiction over each

                   Owner.     The  operating  costs  incurred  and  capital

                   expenditures made  for each of the Generation Facilities

                   shall be accumulated in a separate set of accounts.

             (m)   Provide or arrange for the provision of such other  data

                   or information  with respect to  each of the  Generation

                   Facilities as may  be reasonably requested by the  Owner

                   from time to time.



          1.3   Matters  and  questions  arising  in  connection  with  the

                operation,   maintenance,   rehabilitation,    repair,   or

                modification of a Generation Facility which  are not within the scope  of the authority delegated  to GPUGC  under this

                Agreement and  which are not  specifically provided for  in this Agreement  shall be  jointly determined  from time  to time by the Owner of such Generation Facility and GPUGC.



          1.4   The costs  for services provided  by GPUGC pursuant to  the terms, conditions  and provisions of  this Agreement  shall be paid to GPUGC as provided in Article 3 hereof.


















                                      ARTICLE 2



                          Operation of Generation Facilities



          2.1   In  order  that  the  safe  operation   of  the  Generation

                Facilities  is assured,  the Owners  shall  not effect  any

                operating   or   physical  changes   to   their  respective

                transmission and  distribution facilities  which may affect the  safe operation  of the  Generation Facilities  without prior consultation with and the concurrence of GPUGC.



          2.2   Each Generation Facility  shall be  operated in  accordance with good  utility practice  and pursuant  to an  operating plan  developed and  updated  regularly  by GPUGC  and  the

                Owner  thereof   and  in   accordance  with  each   Owner's

                obligations,  if  any, under  the  Pennsylvania-New Jersey-

                Maryland ("PJM") Interconnection Agreement to which  JCP&L,

                Met-Ed and Penelec  are signatories and in  accordance with the "GPU  Three Party Agreement"  between and among  JCP&L,

                Met-Ed  and  Penelec  or  other  applicable  power  pooling

                agreements  or   arrangements,  as  such  obligations   may

                presently  exist or may hereafter be  modified from time to time,  including the obligations, if  any, of each Owner to maintain the design  integrity of each Generation  Facility under  the  requirements  of the  MidAtlantic  Area Council

                ("MAAC")  and  the  National  Electric Reliability  Council

                ("NERC").








          2.3   The  point  of  interconnection   between  any   Generation

                Facility  and  the  Owner's  transmission  system  and  the

                extent  of  GPUGC'S  operational  responsibility   therefor

                shall be  determined  from time  to  time  by each  of  the respective Owners of the Generation Facilities and GPUGC.



                                      ARTICLE 3

                               Working Capital Accounts



          3.1   GPUGC shall  arrange for  a working  capital account  ("the

                Working  Capital  Account")  to  be  established  for  each

                Owner,  from  which GPUGC shall make payments for all costs incurred in providing  its services and in  discharging its

                responsibil-ities hereunder.    Each  Owner shall fund  its

                Working Capital Account by providing  or transferring funds promptly  on  receipt  of  telephone  or  other  notice  or direction  from  or on  behalf  of  GPUGC  of such  Owner's obligation therefor.



          3.2   Upon  termination   of  this   Agreement,  as   hereinafter

                provided, any residual unexpended  balance in each  Working

                Capital  Account  after  payment  of   the  costs  actually

                incurred,  and  reasonable  commitments  therefor,  as  set forth in Section  3.1 hereof shall be credited to the Owner which contributed to such Working Capital Account.

                                      ARTICLE 4

                      Charges, Financial Statements and Billings








          4.1   GPUGC  shall  arrange  for  the  prompt  reporting  of  the

                following   information   by   written  statements   issued

                quarterly to the Owners:

             (a)   The    costs   of    operation,   maintenance,   repair,

                   rehabilitation   and   modification   of  each   of  the

                   Generation  Facilities,  and   the  cost  of  any  plant

                   additions and retirements including  applicable cost  of

                   removal and  salvage, all  to  be  accounted for  on  an

                   accrual  basis  and  classified  as  required   to  meet

                   GPUGC's obligations under Section 1.2(l) above.

             (b)   A  summary statement  of the  operation of  the  Working

                   Capital Account  during the  quarter, showing  beginning

                   balance,  receipts,  from whom  received, disbursements,

                   to whom made, the purpose thereof, and closing balance.



          4.2   All  of the  services and  materials  provided or  rendered hereunder  to an  Owner  by GPUGC  shall  be charged  to an

                Owner at the  actual cost thereof.  Direct charges shall be

                made  for  services   and  materials   whenever  a   direct

                allocation  of  such   costs  to  a  particular   Owner  or

                Generation Facility is practicable.  The costs incurred  or accrued from  all sources during  each calendar quarter  in

                operating,    maintaining,    repairing,    rehabilitating,

                modifying,  and  making additions  to and  retirements from the  Generation  Facilities shall  become  liabilities when incurred  or accrued and shall  be borne  by the respective

                Owners  thereof.   All such  costs shall  be determined  in

                accordance  with  sound  accounting  practices,  and  shall






                include   reasonable   and   appropriate   indirect   costs

                including overheads.  The determination of  all other costs and  the allocation  thereof  are set  forth in  Schedule 2

                hereto.     Schedule 2 may, from  time to time, be modified

                or changed  by  mutual agreement  of GPUGC  and the  Owners without the  necessity of an  amendment to this  Agreement,

                provided that in  each instance all materials  and services provided  or rendered  hereunder shall  be  at actual  cost thereof, fairly and equitably allocated, and  that all such modifications or changes  shall otherwise be in  accordance with the  requirements of the  1935 Act and the  applicable rules, regulations and orders thereunder.



          4.3   It is  the intent  of each  Owner that  so far as  possible each  Owner  shall separately  report,  file  returns  with respect to, be responsible  for and pay all real  property,

                franchise,  business  or other  taxes,  except payroll  and sales  or use  taxes,  arising out  of  or relating  to its respective ownership  of  the  Generation  Facilities,  and that such  taxes shall  be separately  levied and  assessed

                against each such Owner.   However, to the extent  that any

                such taxes may be levied on or assessed against  any or all of the Generation Facilities, or their  operation, or GPUGC or any  Owner in such  a manner as,  in the opinion of  the

                Owner, to make  impossible or inequitable the  carrying out of said intent, then such  taxes shall be deemed a  part of the  costs of  operating  and  maintaining such  Generation

                Facility or Facilities and shall be  apportioned among each






                Owner under this Agreement in accordance  with such Owner's ownership thereof.



          4.4   Each Owner  shall have the right,  during the  term of this

                Agreement and thereafter as long as the books,  records and

                memoranda  referred   to  in   Section   1.2(l)  shall   be

                preserved,  to   inspect  all  such   items  and  to   make

                reasonable audits  thereof at its own  cost as  it may deem necessary to protect its interests.



          4.5   In  the  event  any  Owner  shall  question  any  statement rendered  by GPUGC  in accordance  with  the provisions  of

                Section 4.1  hereof, such Owner shall nevertheless promptly pay amounts  called for  by GPUGC under  Section 3.1 hereof but such payment  shall not be deemed to prevent such Owner from claiming an adjustment of any statement rendered.






























                                      ARTICLE 5



                        Compliance with Provisions of Permits
                      and Requirements of Governmental Agencies



          5.1   Each Owner  and GPUGC  shall cooperate  in taking  whatever action  may  be necessary  to  comply  with the  terms  and provisions of all  permits and licenses for  its Generation

                Facilities and  with all applicable  lawful requirements of any  federal, state  or  local  agency or  regulatory  body having jurisdiction in or  over its Generation  Facilities,

                including the rules, regulations and orders  of the Federal

                Energy Regulatory  Commission ("FERC"),  or its  successor,

                and  any FERC  license for  any  such Generation  Facility.

                Notwithstanding anything  to the contrary contained herein,

                each  Owner, its  successors  and assigns,  hereby reserves the right, with  or without the prior approval of GPUGC, to perform  any and all acts required  by any rule, regulation or  order  of  FERC  or its  successor  regarding  any FERC licensed Generation Facility..



                                      ARTICLE 6

                   Damage to Persons or Property; Penalties; Fines



          6.1   Since GPUGC  is undertaking  its responsibilities hereunder

                (i) at  cost and  (ii)  in order  to assist  each Owner  in

                meeting  its   responsibilities   with   respect   to   its

                Generation Facilities,  the following  provisions shall  be







                applicable to  loss or damage to the property of any or all

                the   parties   hereto  (including   Generation  Facilities

                property) or  of third parties, or  injuries to  or loss of life  by any  person, including  employees  of the  parties hereto, and to penalties or fines assessed with  respect to the Generation Facilities:

             (a)   Each Owner  and GPUGC  shall procure  and maintain  such

                   physical  damage  and  loss, public  liability, workers'

                   compensation  and  other   insurance  as  it  may   deem

                   appropriate  with  respect  to   all  losses,   damages,

                   liability   and  claims  arising  out  of  each  Owner's

                   ownership  of  its  Generation  Facilities  and  GPUGC's

                   operation  thereof   and  the   provision  of   services

                   hereunder.  In the alternative upon  concurrence of each

                   party hereto, the Owner and GPUGC shall  jointly procure

                   and  maintain  such  insurance  and  the  premium  costs

                   thereof  shall  be  Generation  Facilities  costs  under

                   Section  4.2. All such insurance policies shall identify

                   GPUGC,  each respective  Owner  and, if  applicable, the

                   mortgage  indenture  trustee,  as  additional   insureds

                   thereunder  as  their interests  may  appear,  and shall

                   contain  a waiver of subrogation clause in  favor of the

                   other parties  hereto to  the extent  of the  applicable

                   limits of such policies.

             (b)   Claims cognizable  under workers'  compensation acts  or

                   temporary  disability   benefits  laws   or  any   other

                   benefits   under  workers'   compensation  or  analogous

                   statutes and the  expenses of defending or disposing  of






                   the same, attributable to the ownership or  operation of

                   the Generation Facilities, and which are not  covered in

                   full  by  insurance  procured  in  accordance  with  the

                   preceding   paragraph   shall,   if   attributable    to

                   particular Generation Facilities  and to the  extent not

                   covered  by such  insurance,  be  treated as  Generation

                   Facilities costs under Section 4.2.

             (c)   All  losses, damages,  expenses, penalties, liabilities,

                   fines  and  claims   (including  those  in  respect   of

                   property  damage and personal  injury) asserted by third

                   parties and  the expenses of  defending or disposing  of

                   the same, attributable to the ownership or  operation of

                   the Generation Facilities  and which are not covered  in

                   full  by  insurance  procured  in  accordance  with  the

                   second  preceding paragraph  shall, if  attributable  to

                   particular Generation Facilities  and to the extent  not

                   covered  by  such insurance,  be  treated as  Generation

                   Facilities costs under Section 4.2.

             (d)   Each of  the  parties  hereto hereby  expressly  waives,

                   relinquishes  and releases  any claim  or right  it  may

                   have  to recover  from any  of the  other parties hereto

                   for any losses,  damages, penalties, liabilities, fines,

                   claims or expenses (including damage to property  of the

                   Generation  Facilities)  for  any  cause  including  the

                   negligence of  any  of the other parties hereto, and its

                   or their  employees and agents,  in connection with  the

                   operation,  maintenance,  repair,  rehabilitation,   and








                   modification  of  the   Generation  Facilities  and  the

                   provision of any services hereunder.


























































                                      ARTICLE 7

                                    Miscellaneous



          7.1   Nothing  in this  Agreement shall  be deemed  to  create or constitute  a  partnership,  joint  venture or  association among the parties hereto or  any of them, the  sole purpose of  this  Agreement  being limited  to  providing  for  the

                orderly  and  efficient  operation,  maintenance,   repair,

                modification,    rehabilitation,   renewal,    replacement,

                additions and construction of the Generation Facilities.



          7.2   Each  Owner  hereby   designates  its   President  as   its

                Representative,    who    shall    receive   notices    and

                communications  from  GPUGC under  the  provisions  of this

                Agreement   and   who  shall   send   to   the   designated

                Representative of  GPUGC  all  notices  and  communications under the provisions of this Agreement.



          7.3   GPUGC  hereby   designates  its  President   as  the  GPUGC

                Representative,    who    shall    receive   notices    and

                communications from  each Owner's Representative under  the provisions of  this Agreement  and who shall  send to  each

                Owner's  Representative  all  notices  and   communications

                concerning the provisions of this Agreement.



          7.4   Each Owner  shall determine the  basis and  method it  will use for  purposes of depreciation  and other matters  where investment in Generation Facilities property is relevant.






          7.5   In performing  services under this  Agreement on behalf  of each Owner,  GPUGC shall act  as an independent  contractor responsible for the result to be  attained, consistent with such  guidelines as  may  be  jointly developed  with  such

                Owner.



          7.6   To the  extent  that any  Owner  may,  from time  to  time,

                provide goods  or services to  GPUGC, GPUGC  shall pay  for such  goods and  services at  such  providing Owner's  cost

                determined  as  herein  provided,   which  payments   shall

                thereupon  be treated as  Generation Facilities costs under

                Section 4.2.  With the  agreement of GPUGC, any  Owner may,

                from time  to time,  provide goods or  services to  another

                Owner's Generation Facilities and GPUGC shall  pay for such goods and services as set  forth in the preceding  sentence of this paragraph.






























                                      ARTICLE 8

                            Effective Date and Termination



          8.1   Subject  to  any  applicable  rules  and  regulations   and

                associated  approvals  of  any  regulatory authority,  this

                Agreement  shall become  effective  as  of the  date  first above  written and  shall remain  in full  force and effect unless and until terminated.



          8.2   This  Agreement may  be  terminated  by  any Owner  ,  with respect  to such  Owner and  to  the Generation  Facilities owned by such Owner, upon reasonable written notice to  the other parties hereto.



                                      ARTICLE 9

                                Successors and Assigns



          9.1   This Agreement and  all of the terms and  conditions hereof shall  be binding  upon  and inure  to  the benefit  of the

                parties  hereto   and  their   respective  successors   and

                assigns,  provided, however,  that  neither this  Agreement

                nor  any   of  GPUGC's   obligations  hereunder  shall   be

                assignable  by  GPUGC,  in whole  or  in part,  without the

                express written  consent of  each    affected  Owner.   Any

                mortgage  indenture  trustee  which   shall  foreclose   on

                substantially  all of  the  electric utility  properties of any Owner  may, at such  trustee's own election, be  deemed to bea successor andassign ofsaid Ownerunder thisAgreement.






                                      ARTICLE 10

                                    Governing Law



          10.1  This Agreement shall  be construed in accordance  with, and

                shall  be  governed   by,  the  laws  of   Commonwealth  of

                Pennsylvania.



             IN  WITNESS  WHEREOF,  the parties  hereto  have  caused  this

          Agreement to be  executed and delivered  as of the  day and  year first above written.

                       JERSEY CENTRAL POWER & LIGHT COMPANY

                       By__________________________________
                       D. Baldassari, President


                       PENNSYLVANIA ELECTRIC COMPANY, and
                       METROPOLITAN EDISON COMPANY, for itself and for and on behalf of York Haven Power Company.

                       By__________________________________
                       F. D. Hafer, President



                       GPU GENERATION CORPORATION

                       By__________________________________
                       R. L. Wise, President






















                                      SCHEDULE 1
                     GPU SYSTEM NON-NUCLEAR GENERATION FACILITIES

                                    Jersey Central

          Fossil-Fueled
          Sayreville (Steam/CTs)
          Gilbert (Steam/CC/CTs)
          Glen Gardner (CTs)
          Forked River (CTs)
          Werner (Steam CTs)
          Keystone (undivided 16.67% interest)

          Pumped Storage
          Yards Creek (undivided 50% interest)

                                        Met-Ed
          Fossil-Fueled
          Portland
          Titus
          Shawnee (CT)
          Hunterstown (CTs)
          Hamilton (CT)
          Mountain (CTs)
          Ortanna (CT)
          Portland (CT)
          Titus (CT)
          Tolna (CTs)
          Conemaugh (undivided 16.45% interest)

          Hydro-electric
          York Haven*

                                       Penelec
          Fossil-Fueled
          Homer City (undivided 50% interest)
          Shawville
          Seward
          Warren
          Benton
          Wayne (CT)
          Warren (CT)

          Hydro-electric
          Piney
          Deep Creek

          Pumped Storage
          Seneca (undivided 20% interest)
          _______________________
          * York Haven hydro-electric generating station is owned by York Haven Power Company, a wholly-owned subsidiary of Met-Ed.





                                      SCHEDULE 2




                           Determination of Cost of Service
                                and Allocation Thereof



             Cost of  service will  be determined  in  accordance with  the

          Public  Utility Holding  Company Act  of 1935  and the  rules and regulations  and orders thereunder, and will include all costs of doing business incurred by GPUGC.

             Records will  be maintained by each Department and Division of

          GPUGC in order to  accumulate all costs of doing business  and to

          determine  the cost of service.   These costs  will include wages

          and salaries of employees and related expenses such as insurance,

          taxes, pensions and other employee welfare expenses,  and rent or other applicable costs of facility utilization, including but not

          limited   to  light,   heat,   telephone,   supplies  and   other

          housekeeping costs.   In addition, records will be  maintained of

          general administrative expenses, which  will include the costs of operating GPUGC as a corporate entity.



             Where appropriate, charges for  services of personnel rendered to a particular Generation Facility and related expenses and non-

          personnel  expenses (e.g.,  use  of  automotive equipment,  etc.)

          relating  to  a particular  Generation  Facility  will be  billed directly  to  the  Owner  of such  Generation  Facility  ("Direct

          Charges").   Direct Charges will include the charges for services

          of   GPUGC  personnel  assigned  exclusively  to  the  Generation

          Facilities.





             In   general,  expenses   not  directly   attributable  to   a

          particular  Generation  Facility  ("Indirect  Charges")  will  be allocated among the Owners  in the same proportion as  the Direct

          Charges are allocated  among the Owners pursuant to the preceding paragraph.

             All other  costs will  be fairly  and  equitably allocated  in accordance with Rules  90 and  91 of the  Public Utility  Holding

          Company  Act  of  1935.    Calculations  under  these  allocation

          formulae will be reviewed periodically and revised as appropriate to fully allocate all costs by each year-end.

             Charges for  services will  be determined,  where appropriate,

          from the time records of employees (other than  some secretaries,

          clerical  and similar employees, the  cost of whose services will be  treated  as  a  part  of  general  administrative  expenses).

          Records  of  such  related expenses  and  general  administrative expenses will be maintained and subjected to periodic review.



             Out-of-pocket expenses  which are incurred  for an Owner  will

          be billed at cost.   Charges for non-personnel expenses,  such as

          for use of automobiles not assigned exclusively to the Generation

          Facilities, will normally be  computed on the basis of  costs per hour.